                                                                   EXHIBIT 99.04

                          PROGRESSIVE TECHNOLOGIES INC.
                    1991 STOCK OPTION AND STOCK PURCHASE PLAN
                    -----------------------------------------

     1. PURPOSE. The purpose of this Plan to advance the interests of Progressive Technologies Inc. (the "Company") by providing an opportunity to selected key employees of and consultants to the Company and its subsidiaries to purchase common stock of the Company. It is intended that this purpose will be effected by the granting of nonqualified stock options ("nonqualified options"), incentive stock options intended to qualify under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") ("incentive options"), and stock purchase rights ("purchase rights").

     2. EFFECTIVE DATE. The 1991 Stock Option and Stock Purchase Plan (the "Plan") shall become effective on the date of its adoption by the board of directors of the Company (the "Board"), provided that it is approved by the shareholders of the Company within one year of that date. Although options and purchase rights may be granted before such shareholder approval, no options or purchase rights may be exercised until such approval is obtained and such options and purchase rights shall be null and void if such approval is not obtained.

     3. STOCK SUBJECT TO THE PLAN. The shares with respect to which options and purchase rights may be granted under this Plan shall not exceed 32,000 shares of the Common Stock of the Company. Any shares subject to an option or purchase right under this Plan which for any reason expires or is terminated unexercised as to such share and any shares reacquired by the Company pursuant to a repurchase right under an option or purchase agreement evidencing a grant under this Plan may again be the subject of an option or purchase right under this Plan.

The shares delivered upon exercise of options and purchase rights under this Plan may, in whole or in part, be either authorized but unissued shares or issued shares reacquired by the Company.

     4. ADMINISTRATION. This Plan shall be administered by the Board or, to the extent delegated by the Board, a compensation or stock option committee ("Committee"). Subject to the provisions of this Plan, the Board or Committee shall have full power to construe and interpret the Plan and to establish, amend and rescind rules and regulations for its administration. Notwithstanding anything to the contrary herein, at any time when any director or officer of the company or its subsidiaries, by reason of his or her relationship to the Company, is subject to liability under Section 16(b) of the Securities Exchange Act or 1934 (a "16(b) person"), discretion as to the selection of any director or officer of the Company to whom options or purchase rights may be granted hereunder, or as to the determination of the number of shares covered by options or purchase rights granted hereunder to any such director or officer, shall be exercised only as follows:

          (a)  with respect to participation of directors:

               (i) by the Board of Directors, if a majority of such Board of Directors and a majority of such Board of Directors acting in the matter, are "disinterested persons", as such term is defined in Rule 16b-3(d)(3) of the Securities Exchange Act or 1934; or

               (ii) by, or in accordance with the recommendations of, a
                    committee to which the Board of Directors has delegated its authority, if such committee consists of three or more persons having full authority to act in the matter and all of such persons are "disinterested persons", as defined above.

          (b)  with respect to participation of officers who are not directors:

               (i) by the Board of Directors or a committee of three or more Directors; or

               (ii) by, or in accordance with the recommendations of, a
                    committee of three or more persons having full authority to act in the matter, all of the members of which committee are "disinterested persons", as defined above.

     5. ELIGIBLE EMPLOYEES. Incentive options may be granted to such key employees of the Company or of any of its subsidiaries, including members of the Board who are also employees of the Company or any of its subsidiaries, as are selected by the Board or Committee. Nonqualified options and purchase rights may be granted to such key employees of, directors of, and consultants to the Company or any of its subsidiaries as are selected by the Board or Committee. Any person who files with the Board or Committee, in a form satisfactory to the Board or Committee, a written waiver of eligibility to receive any option or purchase right under this Plan shall not be eligible to receive an option or purchase right under this Plan for the duration of such waiver.

     6. DURATION OF THE PLAN. This Plan shall terminate ten (10) years from the original effective date hereof, unless terminated earlier pursuant to Paragraph 15 hereafter, and no options or purchase rights may be granted thereafter.

     7. RESTRICTIONS ON INCENTIVE OPTIONS. Incentive options (but not nonqualified options or purchase rights) granted under this Plan shall be subject to the following restrictions:

          (a) LIMITATION ON NUMBERS OF SHARES. To the extent that the aggregate fair market value (determined as of the date of the incentive option is granted) of the shares with respect to which an option that would otherwise constitute an incentive options granted under this Plan (when aggregated, if appropriate, with incentive stock options granted before said option under this Plan or any other plan maintained by the Company or any subsidiary of the Company) is exercisable for the first time by an associate during any calendar year exceeds $100,000, such option shall be treated as a nonqualified option pursuant to Code Section 422A(d).

          (b) 10% STOCKHOLDER. If any associate to whom an incentive option is granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Section 425(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, then the following special provisions shall be applicable to the incentive option to such individual:

               (i) The option price per share subject to such incentive option shall not be less than 110% of the fair market value of one share on the date of grant; and

               (ii) The incentive option shall not have a term in excess of five
                    (5) years from the date of grant.

     8. TERMS AND CONDITIONS OF OPTIONS AND PURCHASE RIGHTS. Options and purchase rights granted under this Plan shall be evidenced by agreements in such form and not inconsistent with the Plan as the Board or Committee shall approve from time to time, which agreements shall provide by their terms whether they evidence the grant of an incentive option, a nonqualified option, or a purchase right and shall also evidence the following terms and conditions:

          (a) PRICE. Subject to the conditions on incentive options in Paragraph 7(b), if applicable, the purchase price per share of stock payable upon the exercise of each incentive options granted hereunder shall not be less than 100% of the fair market value of the stock on the day the option is granted. The purchase price per share of stock payable upon exercise of each nonqualified option and purchase right granted hereunder shall be determined by the Board or Committee; provided, at any time when any director or officer of the Company or its subsidiaries is a 16(b) person by reason of his or her relationship to the Company, the purchase price shall not be less than 50% of the fair market value of the stock on the day the option or purchase right is granted. Fair market value shall be determined in accordance with procedures to be established in good faith by the Board or Committee and, with respect to incentive options, conforming to regulations issued by the Internal Revenue Service with regard to incentive stock options.

          (b) NUMBER OF SHARES. Each option agreement or stock purchase agreement shall specify the number of shares to which it pertains.

          (c) EXERCISABILITY. Subject to the conditions on incentive options in subparagraphs (a) and (b)(ii) of Paragraph 7, if applicable, each option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Board of Directors (or a committee to which it has delegated its authority) may determine at the time it grants such option; provided, however, that no option shall be exercisable with respect to any shares later than ten (10) years after the date of the grant of such option. Each purchase right shall be immediately exercisable in full or in part for such period as of the Board or Committee may determine at the time it grants such purchase right; provided, however, that no purchase rights shall be exercisable with respect to any shares later than three (3) months after the date of grant of such purchase right.

          (d) NOTICE OF EXERCISE AND PAYMENT. An option or purchase right shall be exercisable only by delivery of a written notice to the Company's Treasurer or any other officer of the company designated by the Board or Committee to accept such notices on its behalf, specifying the number of shares for which it is exercised. If said shares are not at that time effectively registered under the Securities Act or 1933, as amended, the optionee shall include such notice a letter, in form and substance satisfactory to the Company confirming that the shares are being purchased for the optionee's own account for investment and not with a view to distribution. Payment shall be made in full at the time the option or purchase right is exercised. Payment shall be made (i) by cash, (ii) by check, (iii) with respect to options (but not purchase rights), and if permitted by vote of the Board by delivery and assignment to the Company of shares of Company stock having a value equal to the option price, or
(iv) by a combination of (i), (ii) and (iii) (if applicable). The value of the Company stock for purposes of (iii) above shall be its fair market value as of the date the option is exercised, as determined in accordance with procedures to be established by the Board or Committee.

          (e) NON-TRANSFERABILITY. No option or purchase right shall be transferable by the grantee otherwise than by will or the laws of descent or distribution, and each option and purchase right shall be exercisable during the grantee's lifetime only by him.

          (f) RIGHTS AS SHAREHOLDER. The grantee shall have no rights as a shareholder with respect to any shares covered by his option or purchase right until the date of issuance of a stock certificate to him for such shares.

     9. TERMINATION OF OPTIONS. Each option or purchase right shall terminate and may no longer be exercised if the optionee ceases to perform services for the Company, its parent or a subsidiary, in accordance with the following provisions.

          (a)  with respect to options:

               (i) if the optionee's services have been terminated involuntarily for cause, the option shall terminate and may no longer be exercised;

               (ii) if the optionee ceases to perform services by resignation or other voluntary action or if the optionee's services shall have been terminated involuntarily and without cause, the optionee may, at anytime within a period of three months after the effective date of the optionee's resignation or termination, exercise the option to the extent it was exercisable on the effective date of the optionee's resignation or termination; provided, the Board or Committee may, in its discretion and to the extent it so determines, accelerate the vesting of the optionee's option;

               (iii) if the optionee ceases to perform services because of disability within the meaning of Section 22(e)(3) of the Code, the optionee may, at any time within a period of one
                    (1) year after such cessation of services, exercise his option to the extent that it was exercisable by him on the date of such cessation of services; provided, the Board or Committee may, in its discretion and to the extent it so determines, accelerate the vesting of the optionee's option;

               (iv) if the optionee ceases to perform services because of death, the optionee's legal representative, estate, or heir(s) may, at any time within a period of two (2) years after the optionee's death, exercise the option to the extent it was exercisable on the date of death, provided, the Board or Committee may, in its discretion and to the extent it determines, accelerates the vesting of the optionees option; and

               (v) with respect to nonqualified options, if an optionee ceases to perform services because he retires on or after age 55, vesting will continue and the optionee may exercise his option until the date the option expires;

          (b)  with respect to purchase rights:

               (i) purchase rights shall remain exercisable for their stated terms in the event a grantee ceases to perform services because of death or disability; and

               (ii) purchase rights shall terminate and may no longer be
                    exercised if the grantee's performance of services terminates for any reason other than the grantee's death or disability;

provided, however, that the Board or Committee may provide specifically in a nonqualified option or stock purchase agreement (but not an incentive option agreement) for such other period of time during which a grantee may exercise an option or purchase right after termination of services as the Board or Committee may approve, subject to the overriding limitation that no option or purchase right may be exercised to any extent by anyone after the date of expiration of the option of purchase right.

     10. WITHHOLDING TAXES; DELIVERY OF SHARES. The Company's obligation to deliver shares upon exercise of an option or purchase right, in whole or in part, shall be subject to the grantee's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The grantee may satisfy the obligation(s), in whole or in part, by electing (i) to make a cash payment to the Company, (ii) to have the Company withhold shares or (iii) to deliver to the Company already-owned shares of common stock, having a value equal to the amount required to be withheld. The value of shares to be withheld or delivered shares shall be based on the fair market value of a share of common stock on the date the amount of tax to be withheld is to be determined (the "Tax Date"). At any time when any director or officer of the Company or its subsidiaries is a 16(b) person by reason of his or her relationship to the Company, the grantee's election to have shares withheld for this purpose will be subject to the following restrictions: (1) the election must be made prior to the Tax Date, (2) the election must be irrevocable, (3) the election will be subject to the disapproval of the Board or Committee, (4) if a grantee is a 16(b) person, such election may not be made within six months of the date the option is granted (except in the event of the grantee's death or disability) and must be made either six months prior to the Tax Date or in the ten-day "window period" beginning on the third day following the release of the Company quarterly or annual summary statement of sales and earnings; provided, if the Tax Date of such grantee is deferred until six months after exercise and the grantee elects to have shares withheld, the full number of shares will be issued on exercise but the grantee will be unconditionally obligated to tender back to the Company the proper number of shares.

     11. STOCK DIVIDENDS; STOCK SPLITS; STOCK COMBINATIONS; RECAPITALIZATIONS. Appropriate adjustment shall be made in the maximum number of shares of Common Stock subject to the Plan to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company. Appropriate adjustment shall be made in the number, kind, and option price of shares covered by any outstanding option or purchase right hereunder to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the date such option or purchase right is granted.

     12. MERGER; SALE OF ASSETS; DISSOLUTION. In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares then subject to options and purchase rights granted hereunder and the price per share thereof shall be appropriately adjusted in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights available or granted hereunder. If the Board, in its discretion, determines that the Company will undergo a merger or similar reorganization which it will not survive or a sale of all or substantially all its assets, the Board in its discretion may accelerate, in whole or in part, the vesting of any outstanding option or purchase right granted under this Plan. Except as otherwise determined by the Board, a merger or a similar reorganization which the Company does not survive, or a sale of all or substantially all of the assets of the Company, shall cause ever option and purchase right outstanding hereunder to terminate, to the extent not then exercised, unless any surviving entity agrees to assume the obligations hereunder.

     13.  DEFINITIONS.

          (a) The term "disinterested person" means a person who, at the time he or she acts with respect to the granting of any option or purchase right, is not eligible, and within one year prior thereto has not been eligible, to receive stock of the Company, purchase rights, options to purchase stock of the Company, or any rights with respect to stock of the Company pursuant to this Plan or any other plan of the Company or any affiliate of the Company.

          (b) The term "employee" shall have, for purposes of this Plan, the meaning ascribed to "employee" under Section 3401(c) of the Code and the regulations promulgated thereunder; the term "key employees" means those executive, administrative, technical, managerial and other professional employees who are determined by the Board or Committee to be eligible for options or purchase rights under this Plan.

          (c) The term "grantee" means a key employee or consultant to whom either an option or a purchase right is granted under this Plan. (d) The term "option", unless otherwise indicated, means either an incentive option or a nonqualified option. (e) The term "optionee" means a key associate or consultant to whom an option is granted under this Plan. (f) The term "parent" shall have, for purposes of this Plan, the meaning ascribed to it under Section 425(e) of the Code and the regulations promulgated thereunder.

          (g) The term "subsidiary" shall have, for purposes of this Plan, the meaning ascribed to it under Section 425(f) of the Code and the regulations promulgated thereunder.

     14. TERMINATION OF AMENDMENT OF PLAN. The Board may at any time terminate the Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the shareholders of the Company, provided:

          (a) that no such termination or amendment shall adversely affect or impair any then outstanding option or purchase right without the consent of the grantee holding such option or purchase right; and

          (b)  that any such amendment which:

               (i)  increases the maximum number or Shares subject to this Plan,

               (ii) changes the class of persons eligible to participate in this
                    Plan, or

               (iii) materially increases the benefits accruing to participants under this Plan

shall be subject to approval by the shareholders of the Company within one (1) year from the effective date of such amendment and shall be null and void if such approval is not obtained.